                                                                     Exhibit 1.2
________________________________________________________________________________
________________________________________________________________________________


                                    FORM OF
                        INTERNATIONAL PURCHASE AGREEMENT
                             FMC TECHNOLOGIES, INC.

                            (a Delaware corporation)

                        2,210,000 Shares of Common Stock





                              Dated: June __, 2001



________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS

Section 1.     Representations and Warranties.................................   3
     (a)       Representations and Warranties by the Company..................   3
     (b)       Officer's Certificates.........................................  11

Section 2.     Sale and Delivery to International Managers; Closing...........  11
     (a)       Initial Securities.............................................  11
     (b)       Option Securities..............................................  11
     (c)       Payment........................................................  11
     (d)       Denominations; Registration....................................  12
     (e)       Appointment of Qualified Independent Underwriter...............  12

Section 3.     Covenants of the Company.......................................  12
     (a)       Compliance with Securities Regulations and Commission Requests.  12
     (b)       Filing of Amendments...........................................  13
     (c)       Delivery of Registration Statements............................  13
     (d)       Delivery of Prospectuses.......................................  13
     (e)       Continued Compliance with Securities Laws......................  14
     (f)       Blue Sky Qualifications........................................  14
     (g)       Rule 158.......................................................  14
     (h)       Use of Proceeds................................................  14
     (i)       Listing........................................................  14
     (j)       Restriction on Sale of Securities..............................  14
     (k)       Reporting Requirements.........................................  15
     (l)       Compliance with NASD Rules.....................................  15

Section 4.     Payment of Expenses............................................  15
     (a)       Expenses.......................................................  15
     (b)       Termination of Agreement.......................................  16

Section 5.     Conditions of International Managers' Obligations..............  16
     (a)       Effectiveness of Registration Statement........................  16
     (b)       Opinion of Counsel for Company.................................  16
     (c)       Opinion of Counsel for International Managers..................  16
     (d)       Officers' Certificate..........................................  17
     (e)       Accountant's Comfort Letter....................................  17
     (f)       Bring-down Comfort Letter......................................  17
     (g)       Approval of Listing............................................  17
     (h)       No Objection...................................................  17
     (i)       Lock-up Agreements.............................................  17
     (j)       Purchase of Initial U.S. Securities............................  17
     (k)       Consummation of the Separation.................................  18
     (l)       Conditions to Purchase of International Option Securities......  18
     (m)       Additional Documents...........................................  18
     (n)       Termination of Agreement.......................................  19

Section 6.     Indemnification................................................  19
     (a)       Indemnification of International Managers......................  19
     (b)       Indemnification of Company, Directors and Officers.............  20
     (c)       Actions against Parties; Notification..........................  21
     (d)       Settlement without Consent if Failure to Reimburse.............  21
     (e)       Indemnification for Reserved Securities........................  22

Section 7.     Contribution...................................................  22

Section 8.     Representations, Warranties and Agreements to Survive Delivery.  23

Section 9.     Termination of Agreement.......................................  23
     (a)       Termination; General...........................................  23
     (b)       Liabilities....................................................  24

Section 10.    Default by One or More of the International Managers...........  24

Section 11.    Notices........................................................  25

Section 12.    Parties........................................................  25

Section 13.    Governing Law and Time.........................................  25

Section 14.    Effect of Headings.............................................  25

                             FMC TECHNOLOGIES, INC.

                            (a Delaware corporation)

                        2,210,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT


MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
BANC OF AMERICA SECURITIES LIMITED
  as Lead Managers of the several International Managers
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

     FMC TECHNOLOGIES, INC., a Delaware corporation (the "Company") and a subsidiary of FMC Corporation, a Delaware corporation (the "Parent") confirms its agreement with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited and Banc of America Securities Limited are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 331,500 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,210,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 331,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities."

     It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 8,840,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S.

Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Salomon Smith Barney, Inc. and Banc of America Securities LLC are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 1,326,000 additional shares of Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called collectively the "U.S. Securities." It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities."

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Manager deems advisable after this Agreement has been executed and delivered.

     The Company and the U.S. Underwriters agree that up to _______ shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters and that up to _______ shares of the Initial International Securities to be purchased by the International Managers (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and directors of the Company or the Parent, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees or directors of the Company or the Parent by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-55920) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International

Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses". For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus or the U.S. Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     Section 1.   Representations and Warranties.
                  ------------------------------

          (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows, provided that for purposes of the foregoing representations and warranties, any references therein to the business, assets, earnings, losses, properties, liabilities, contracts, agreements, obligations, instruments or subsidiaries of the Company means the business, assets, earnings, losses, properties, liabilities, contracts, agreements, obligations, instruments or subsidiaries that have been or will be transferred to the Company pursuant to the Separation, as defined in the Separation and Distribution Agreement (the "Separation Agreement") dated as of May 31, 2001 by and between the Parent and the Company (collectively, the "Business"):

                (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and remains in effect under the 1933 Act and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of International Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectuses or any amendments or supplements to the Registration Statement or Prospectuses or any prospectus wrapper made in reliance upon and in conformity with information furnished to the Company or the Parent in writing by or on behalf of any International Manager through the International Representatives expressly for use in the Registration Statement, the Prospectuses or any amendments or supplements to the Registration Statement or Prospectuses or any prospectus wrapper.

                Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants of the Company as required by the 1933 Act and the 1933 Act Regulations.

                (iii) Financial Statements. The combined financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries (after giving effect to the Separation (as defined herein)) at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries (after giving effect to the Separation (as defined herein)) for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except as set forth in the notes thereto). The supporting schedules included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein,
          (A) there has been no material adverse change in the financial condition, earnings, business or prospects of the Company and its subsidiaries considered as one enterprise (after giving effect to the Separation), whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there has been no transaction entered into by the Company or any of its subsidiaries or otherwise with respect to the Business, other than those in the ordinary course of business, which is material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

                (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the

          Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and upon consummation of the Separation will be, owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company upon consummation of the Separation will be (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and
          (b) certain other subsidiaries none of which, when combined with all other such subsidiaries, would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the Closing Time, after giving effect to the sale of the Initial Securities pursuant to the Prospectuses, is as set forth in the Prospectuses under the caption "Capitalization" (except for preferred share purchase rights or subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                (viii) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

                (ix) Separation Agreements. Each of the Separation Agreement and each of the Transition Services Agreement dated as of May 31, 2001, the Employee Benefits Agreement dated as of May 30, 2001, and the Tax Sharing Agreement dated as of May 31, 2001, by and between the Company and the Parent (together with the Separation Agreement, the "Separation Documents"), has been duly authorized, executed and delivered by the Company and the Parent and constitutes a legally valid and binding agreement of the Company and the Parent, enforceable against the Company and the Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (x) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the description of the Common Stock under the caption "Description of Capital Stock" contained in the Prospectuses conforms in all material respects to the rights set forth in the instruments and statutes defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

               (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws (nor will any such person be in such violation upon consummation of the Separation) nor is the Company or any of its subsidiaries in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") (nor will any such person be in such default upon consummation of the Separation) except for such defaults that could not reasonably be expected to result in a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the U.S. Purchase Agreement and the Separation Documents and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and the Separation Documents and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations, if any, under this Agreement, the U.S. Purchase Agreement and the Separation Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that could not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (A) the provisions of the charter or by-laws of the Company or any of its Subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Parent or any of their respective subsidiaries or any of their assets, properties or operations, except, in the case of clause (B) hereof, for such violations that could not reasonably be expected to result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

               (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

               (xiii) Absence of Proceedings. Except as described in the Prospectuses, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement or the Separation Documents or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which the Business is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

               (xv) Possession of Intellectual Property. The Company and its subsidiaries own, possess or hold under license or will own, possess or hold under license on or prior to the Closing Time, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business currently operated by them, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and neither the Company, nor any of its subsidiaries, has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

               (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required to be made or obtained by the Company or its subsidiaries in connection with the contribution of the Business to the Company pursuant to the Separation Agreement or for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement or the International Purchase Agreement except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered, (iii) such as have been described in the Registration Statement and (iv) such filings, authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees the failure to make or obtain in connection with the contribution of the Business to the Company pursuant to the Separation Agreement could not reasonably be expected to have a Material Adverse Effect.

               (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess or will possess on or prior to the Closing Time such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses except where the failure to so possess such Governmental Licenses could not reasonably be expected to result in a Material Adverse Effect; the Company and its respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

               (xviii) Title to Property. The Company and its subsidiaries have or will have upon consummation of the Separation good and marketable title to all real property owned by the Company and its subsidiaries as described in the Prospectuses and good title to all other properties owned by the Company or its subsidiaries as described in the Prospectuses, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all of the leases and subleases material to the Business are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

                (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses and the consummation of the Separation will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xx) Environmental Laws. Except as described in the Prospectuses and except as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have or will have on or prior to the Closing Time all permits, authorizations and approvals required under any applicable Environmental Laws and are or will be on or prior to the Closing Time, each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries or the Business, and (D) there are no events or circumstances that are reasonably expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                (xxi) Registration Rights. Except as disclosed in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers, shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

     Section 2. Sale and Delivery to International Managers; Closing.

          (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 331,500 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial International Securities shall be made at the offices of __________________ Chicago, Illinois, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

          (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the U.S. Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

     Section 3. Covenants of the Company. The Company covenants with each International Manager as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Global Coordinator immediately and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

          (i) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

          (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) any options, restricted stock or other stock-based awards of the Company issued or granted to employees, officers or directors of the Company in connection with the replacement of stock-based awards of Parent or any shares of Common Stock issued upon exercise of such options or other awards.

          (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

          (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

     Section 4.  Payment of Expenses.

          (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and
disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company and (xii) the fees and expenses of the Independent Underwriter.

          (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5(n) or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

     Section 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in force under the 1933 Act or proceedings therefor pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of each of (i) Wachtell, Lipton, Rosen & Katz, counsel for the Company and (ii) Steven H. Shapiro, Deputy General Counsel of the Company, in customary form and covering such matters as the International Managers may reasonably request.

          (c) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers in customary form and covering such matters as the International Managers may reasonably request.

          (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the financial condition, earnings, business or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received certificates of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements in this Agreement and satisfied all conditions hereunder on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and remains in effect and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated by the Commission.

          (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from KPMG LLP a letter dated such date, in form and substance reasonably satisfactory to the Lead Manager, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (f) Bring-down Comfort Letter. At the Closing Time, the Lead Managers shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (g) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (h) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (i) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received (i) an agreement substantially in the form of Exhibit A hereto signed by the Parent and (ii) an agreement substantially in the form of Exhibit B signed by the persons listed on Schedule C hereto.

          (j) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the

U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

          (k) Consummation of the Separation. The Separation shall have been consummated to the extent required by and in accordance with the terms and conditions of the Separation Documents on the Closing Date.

          (l) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in
Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

               (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remain true and correct as of such Date of Delivery.

               (ii) Opinion of Counsel for Company. The favorable opinion of each of (i) Wachtell, Lipton, Rosen & Katz, counsel for the Company and (ii) Steven H. Shapiro, Deputy General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
          Section 5(b).

               (iii) Opinion of Counsel for International Managers. The favorable opinion of Vinson & Elkins L.L.P., counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
          Section 5(c) hereof.

               (iv) Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance reasonably satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

          (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     Section 6.  Indemnification.

          (a) Indemnification of International Managers. (1) The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in foreign jurisdictions in connection with the reservation and sale of the Reserved Securities to eligible employees and directors of the Company or the Parent or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

               (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                (iv) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, to the extent that any such expense is not paid under (i),
          (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Parent by or on behalf of any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) and provided, further, that the Company will not be liable to any International Manager with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such International Manager results from the fact that such International Manager sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the International Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof in sufficient quantity to such International Manager (in compliance with Section 3(d) hereof) and the loss, liability, claim, damage or expense of such International Manager results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the International Prospectus.

     (2) In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the U.S. Securities.

          (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary International Prospectus or the International Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Parent by or on behalf of such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and directors of the Company or the Parent to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other hand from the offering of the International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the International Managers on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in
Section 6(a)(1)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in
Section 6(a)(1)(ii)(A) hereof.

     The Company and the U.S. Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the U.S. Securities.

     The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the International Securities to the International Managers.

     Section 9.  Termination of Agreement.

          (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the International Securities, or (iii) if trading in any securities of the Company or the Parent has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other applicable governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     Section 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the International Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Manager shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Manager or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this
Section 10.

     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Manager at North Tower, World Financial Center, New York, New York 10281-1201, attention of ______________; and notices to the Company shall be directed to it at
______________, attention of _____________.

     Section 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

     Section 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     Section 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                    Very truly yours,

                                    FMC TECHNOLOGIES, INC.


                                    By___________________________
                                    Name:
                                    Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
BANC OF AMERICA SECURITIES LIMITED



By_________________________________
Name:
Title:

     For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.